SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 15, 2000
Date of Report (Date of earliest event reported):

Diagnostic Health Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21758 (Commission file number)	22-2960048 (IRS employer identification no.)

2777 Stemmons Freeway
Suite 1525
Dallas, Texas 75207
(Address and zip code of principal executive offices)

(214) 634-0403
Registrant's telephone number, including area code:

N/A
(Former Name or Former Address, if changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets

          On June 6, 2000, Diagnostic Health Services, Inc. ("DHS") and SoCal Subsidiary I, Inc., a wholly-owned subsidiary of DHS, sold all of the assets used in the operations of their MRI scanning centers to SoCal MR Site Management, Inc. (the "Buyer"). Under the terms of the agreement, the Buyer paid $9,425,000 for these assets and assumed certain liabilities related to such assets. The disposition of these assets is part of DHS's effort to dispose of non-essential assets and focus on the restructuring of its core business. The sale of the assets, including the amount of the purchase price, was approved by the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits

The following Exhibit is filed herewith:

2.1	Asset Purchase Agreement by and among Diagnostic Health Services, Inc., SoCal Subsidiary I, Inc. and SoCal MR Site Management, Inc.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAGNOSTIC HEALTH SERVICES, INC.

By:	/S/ CHRISTOPHER L. TURNER ___________________________________ Christopher L. Turner Chairman of the Board, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer

Date: June 15, 2000

EXHIBIT INDEX
Exhibit Number	Description

2.1*	Asset Purchase Agreement by and among Diagnostic Health Services, Inc., SoCal Subsidiary I, Inc. and SoCal MR Site Management, Inc.

* Filed herewith.